UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-190983

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust II, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Reports on Form 8-K dated January 26, 2015, February 4, 2015, February 11, 2015 and February 25, 2015, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of 21 self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust II, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statement”) of the self storage properties located in Santa Ana, Chico, Fairfield, Huntington Beach, La Habra, Lancaster, La Verne, Lompoc, Monterey Park, Riverside, Santa Rosa, Upland, Vallejo, and Whittier, California, and Bloomingdale and Crestwood, Illinois, and Forestville, Maryland, and Everett, Washington, and Littleton, Federal Heights and Aurora, Colorado (the “21 Property Portfolio”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the 21 Property Portfolio is responsible for the preparation and fair presentation of the combined financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statement of the 21 Property Portfolio for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the 21 Property Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

April 9, 2015

21 Property Portfolio

Combined Statement of Revenue and Certain Operating Expenses

Year Ended December 31, 2014

Revenue
Rental revenue	$12,174,665
Other operating income	818,921

Total revenue	12,993,586

Certain operating expenses
Property operating expenses	1,763,477
Salaries and related expenses	1,723,977
Marketing expense	640,789
Property insurance	140,910
Real estate taxes	958,731

Total certain operating expenses	5,227,884

Revenue in excess of certain operating expenses	$7,765,702

See Notes to Combined Statement of Revenue and Certain Operating Expenses.

21 Property Portfolio

Notes to Combined Statement of Revenue and Certain Operating Expenses

December 31, 2014

Note 1 - Organization and basis of presentation

The combined financial statement includes the revenue and certain operating expenses of the self storage properties located in Santa Ana, Chico, Fairfield, Huntington Beach, La Habra, Lancaster, La Verne, Lompoc, Monterey Park, Riverside, Santa Rosa, Upland, Vallejo, and Whittier, California, and Bloomingdale and Crestwood, Illinois, and Forestville, Maryland, and Everett, Washington, and Littleton, Federal Heights and Aurora, Colorado (the “21 Property Portfolio”). Strategic Storage Trust II, Inc. (the “Company”) acquired 7 self storage properties on January 23, 2015 for a purchase price of $25.9 million, plus closing costs and acquisition fees. The Company acquired 5 self storage properties on January 29, 2015 for a purchase price of $28.4 million, plus closing costs and acquisition fees. The Company acquired 7 self storage properties on February 5, 2015 for a purchase price of $45.4 million, plus closing costs and acquisition fees. The Company acquired 2 self storage properties on February 19, 2015 for a purchase price of $10.8 million, plus closing costs and acquisition fees.

The accompanying combined financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statement is not representative of the actual operations of the 21 Property Portfolio for the period presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the 21 Property Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the 21 Property Portfolio. Therefore, the combined financial statement may not be comparable to a statement of operations for the 21 Property Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the 21 Property Portfolio is not aware of any material factors relating to the 21 Property Portfolio for the year ended December 31, 2014, that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statement has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

21 Property Portfolio

Notes to Combined Statement of Revenue and Certain Operating Expenses

December 31, 2014

Property operations

Certain operating expenses represent the direct expenses of operating the 21 Property Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the 21 Property Portfolio.

Use of estimates

The preparation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the 21 Property Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The 21 Property Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the 21 Property Portfolio, any liability resulting from such litigation would not be material in relation to the 21 Property Portfolio’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through April 9, 2015, the date the combined financial statement was available to be issued.

STRATEGIC STORAGE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014 has been prepared to give effect to the acquisition of 21 self storage facilities (the “21 Property Portfolio”) from unaffiliated third parties as if they were completed on December 31, 2014 by Strategic Storage Trust II, Inc. (the “Company”). The Company acquired the 21 Property Portfolio in four phases, seven self storage properties were acquired on January 23, 2015, five self storage properties were acquired on January 29, 2015, seven self storage properties were acquired on February 5, 2015 and two self storage properties were acquired on February 19, 2015.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 gives effect to the acquisition of the 21 Property Portfolio and the Raleigh/Myrtle Beach Portfolio (acquired on November 3, 2014) as if they were completed on January 1, 2014.

The following unaudited pro forma consolidated financial statements are based on the historical consolidated statements of the Company and the historical combined statements of operations of the 21 Property Portfolio and the Raleigh/Myrtle Beach Portfolio.

The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014 sets forth the Company’s historical consolidated statement of financial position which is derived from the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the unaudited pro forma financial statements set forth below in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2014

	Strategic Storage Trust II, Inc. Historical Note (1)	21 Property Portfolio Acquisition Notes (2) and (3)		Strategic Storage Trust II, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$4,750,000	$36,450,000	a	$41,200,000
Buildings	14,376,589	57,850,000	a	72,226,589
Site improvements	1,731,291	6,200,000	a	7,931,291

	20,857,880	100,500,000		121,357,880
Accumulated depreciation	(93,433)	—		(93,433)

	20,764,447	100,500,000		121,264,447
Construction in Process	1,375	—		1,375

Real estate facilities, net	20,765,822	100,500,000		121,265,822
Cash and cash equivalents	6,531,152	(212,103)	b	6,319,049
Restricted cash	382,792	—		382,792
Other assets	4,666,438	266,032	c	4,932,470
Deferred financing costs, net of accumulated amortization	713,062	1,088,118	d	1,801,180
Intangible assets, net of accumulated amortization	1,991,383	11,000,000	a	12,991,383

Total assets	$35,050,649	$112,642,047		$147,692,696

LIABILITIES AND EQUITY
Secured debt	$13,494,871	$61,200,000	e	$74,694,871
Accounts payable and accrued liabilities	585,227	1,497,185	f	2,082,412
Due to affiliates	4,324,235	1,950,000	f	6,274,235
Distributions payable	80,424	—		80,424
Distributions payable to preferred unitholders in our Operating Partnership	84,166	—		84,166

Total liabilities	18,568,923	64,647,185		83,216,108

Commitments and contingencies
Redeemable common stock	73,514	—		73,514

Preferred equity units in our Operating Partnership	5,028,115	49,944,862	e	54,972,977

Equity:
Strategic Storage Trust II, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2014	—	—		—
Common stock, $0.001 par value; 700,000,000 shares authorized; 1,765,515 shares issued and outstanding at December 31, 2014	1,766	—		1,766
Additional paid-in capital	14,004,810	—		14,004,810
Distributions	(311,975)	—		(311,975)
Accumulated deficit	(2,396,385)	(1,950,000)	f	(4,346,385)

Total Strategic Storage Trust II, Inc. equity	11,298,216	(1,950,000)		9,348,216

Noncontrolling interest in Operating Partnership	81,881	—		81,881

Total equity	11,380,097	(1,950,000)		9,430,097

Total liabilities and equity	$35,050,649	$112,642,047		$147,692,696

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Strategic Storage Trust II, Inc. Historical Note (1)	Raleigh/Myrtle Beach Portfolio Acquisition Note (2)	21 Property Portfolio Acquisition Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental revenue	$450,963	$1,926,602	$12,174,665	$247,000	g	$14,799,230
Ancillary operating revenue	14,382	143,915	818,921	(49,905)	h	927,313

Total revenues	465,345	2,070,517	12,993,586	197,095		15,726,543

Operating expenses:
Property operating expenses	167,434	789,231	5,227,884	215,528	i	6,400,077
Property operating expenses - affiliates	69,541	—	—	1,738,691	j	1,808,232
General and administrative	943,865	—	—	—		943,865
Depreciation	94,063	—	—	3,050,595	k	3,144,658
Intangible amortization expense	158,617	—	—	5,579,915	k	5,738,532
Property acquisition expenses - affiliates	1,089,783	—	—	(1,008,265)	l	81,518
Other property acquisition expenses	198,907	—	—	(198,907)	l	—

Total operating expenses	2,722,210	789,231	5,227,884	9,377,557		18,116,882

Operating income (loss)	(2,256,865)	1,281,286	7,765,702	(9,180,462)		(2,390,339)
Other income (expense):
Interest expense	(116,920)	—	—	(2,705,570)	m	(2,822,490)
Accretion of fair market value of secured debt	16,543			75,180		91,723
Deferred financing amortization expense	(4,343)	—	—	(544,882)	n	(549,225)

Net income (loss)	(2,361,585)	1,281,286	7,765,702	(12,355,734)		(5,670,331)
Less: Distributions to preferred unitholders in our Operating Partnership	(117,472)	—	—	(6,315,140)	o	(6,432,612)
Accretion of preferred equity costs	(28,115)	—	—	(744,548)		(772,663)
Net loss attributable to the noncontrolling interests in our Operating Partnership	110,787	—	—	33,436	p	144,223

Net income (loss) attributable to Strategic Storage Trust II, Inc. common shareholders	$(2,396,385)	$1,281,286	$7,765,702	$(19,381,986)		$(12,731,383)

Net loss per share - basic and diluted	$(4.59)					$(7.21)
Weighted average shares outstanding - basic and diluted	522,223					1,765,515

See accompanying notes

STRATEGIC STORAGE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2014 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 were derived from the Company’s audited consolidated financial statements as of and for the year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC.

Note 2. Acquisitions

2014 Acquisition - Raleigh/Myrtle Beach Portfolio

On November 3, 2014, the Company closed on the acquisition of a portfolio of five self storage facilities located in North Carolina and South Carolina (the “Raleigh/Myrtle Beach Portfolio”). The Raleigh/Myrtle Beach Portfolio was owned by an unaffiliated entity. The consideration for the Raleigh/Myrtle Beach Portfolio was approximately $22.1 million plus closing costs and acquisition fees. The Company incurred approximately $0.4 million in acquisition fees due to its advisor. The Raleigh/Myrtle Beach Portfolio contains approximately 2,490 storage units, totaling approximately 354,200 square feet.

The purchase price for the Raleigh/Myrtle Beach Portfolio included the assumption of an existing loan (the “Loan”) encumbering the Raleigh/Myrtle Beach Portfolio having a principal balance of approximately $12.6 million. The Loan bears a fixed interest rate of 5.73% and matures in September 2023. In addition, in November 2014, a subsidiary of the Company’s sponsor (the “Preferred Investor”) invested approximately $6.5 million in the first tranche of its investment in the Company’s operating partnership (the “Operating Partnership”), of which approximately $5.0 million was used to fund a portion of the purchase price for the acquisition of the Raleigh/Myrtle Beach Portfolio and approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in connection with its preferred investment. The Preferred Investor received approximately 260,000 preferred units in the Operating Partnership.

The holders of the preferred units will receive current distributions (the “Current Distributions”) at a rate of the one-month LIBOR plus 6.5% per annum. In addition to the Current Distributions, the Company has the obligation to elect either (A) to pay the holder of the preferred units additional distributions monthly in an amount equal to: (i) 4.35% per annum through March 31, 2017; and (ii) beginning April 1, 2017, 6.35% per annum or (B) defer the additional distributions ( the “Deferred Distributions”) in an amount that will accumulate monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through March 31, 2017; and (ii) beginning April 1, 2017, LIBOR plus 12.85% of the Deferred Distributions.

2015 Acquisition – 21 Property Portfolio

On August 14, 2014, we, through 26 wholly-owned subsidiaries of our Operating Partnership, executed 26 partial assignments of the purchase and sale agreement originally executed by a subsidiary of our former sponsor on July 9, 2014, with unaffiliated third parties (the “26 Property Purchase Agreement”) for the acquisition of 14 self storage facilities located in California; four self storage facilities located in Michigan; three self storage facilities located in Colorado; two self storage facilities located in Illinois and one self storage facility located in each of New Jersey, Washington and Maryland (the “26 Property Portfolio”). The aggregate purchase price for the 26 Property Portfolio is approximately $128.2 million, plus closing costs and acquisition fees. As of April 9, 2015 we have closed on 21 of the properties in the 26 Property Portfolio (the “21 Property Portfolio”).

On January 23, 2015, we closed on seven self storage facilities located in California, Colorado, Illinois and Maryland representing the first phase (the “First Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of $25.9 million, plus closing costs and acquisition fees. We funded the First Phase of the 26 Property Portfolio with a combination of approximately $10.6 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 424,000 preferred units in our Operating Partnership and a draw of approximately $15.4 million under the KeyBank Facility, as described below. We incurred acquisition fees of approximately $450,000 in connection with the First Phase of the acquisition of the 26 Property Portfolio. The seven properties acquired in the First Phase consist of approximately 3,280 units and approximately 340,900 net rentable square feet of storage space.

On January 29, 2015, we closed on five self storage facilities located in California and Colorado representing the second phase (the “Second Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $28.4 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $12.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 480,000 preferred units in our Operating Partnership, and a draw of approximately $16.4 million under the KeyBank Facility. We incurred acquisition fees of approximately $496,000 in connection with the Second Phase of the acquisition of the 26 Property Portfolio. The five properties acquired in the Second Phase consist of approximately 3,420 units and approximately 332,600 net rentable square feet of storage space.

On February 5, 2015, we closed on seven self storage facilities located in California, Colorado and Washington representing the third phase (the “Third Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $45.4 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $22.4 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 896,000 preferred units in our Operating Partnership and a draw of approximately $23.6 million under the KeyBank Facility. We incurred acquisition fees of approximately $795,000 in connection with the Third Phase of the acquisition of the 26 Property Portfolio. The seven properties acquired in the Third Phase consist of approximately 4,070 units and approximately 410,100 net rentable square feet of storage space.

On February 19, 2015, we closed on two self storage facilities located in California and Illinois representing the fourth phase (the “Fourth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $10.8 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $5.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 200,500 preferred units in our Operating Partnership, and a draw of approximately $5.9 million under the KeyBank Facility. We incurred acquisition fees of approximately $189,000 in connection with the Fourth Phase of the acquisition of the 26 Property Portfolio.

KeyBank Facility

On January 20, 2015, we, through our Operating Partnership and certain affiliated entities, entered into a credit facility (the “KeyBank Facility”) with KeyBank, National Association (“KeyBank”), as administrative agent, KeyBanc Capital Markets, LLC, as sole book runner and sole lead arranger and Texas Capital Bank, N.A. (“Texas Capital”), as documentation agent. Under the terms of the KeyBank Facility, we may borrow up to approximately $71.3 million, of which KeyBank committed up to approximately $46.3 million and Texas Capital committed up to $25 million (KeyBank and Texas Capital are collectively, the “Lenders”). The KeyBank Credit Facility must be fully funded through a maximum of seven loan advances no later than April 30, 2015. Each borrowing under the KeyBank Facility will be comprised of either ABR Loans or Eurodollar Loans (each as defined in the KeyBank Credit Agreement (as defined below)), as we may request. We may elect to convert a borrowing to a different type or to continue a borrowing under the same type and, in the case of a Eurodollar Loan, may elect the applicable Interest Periods (as defined in the KeyBank Credit Agreement).

The KeyBank Facility has an initial term of three years, maturing on January 20, 2018, with two one-year extension options subject to certain conditions outlined further in the credit agreement for the KeyBank Facility (the “KeyBank Credit Agreement”). Payments due pursuant to the KeyBank Facility are interest-only for the first 36 months and a 30-year amortization schedule thereafter. The KeyBank Facility bears interest based on the type of borrowing. The ABR Loans bear interest at the lesser of (x) the Alternate Base Rate (as defined in the KeyBank Credit Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the KeyBank Credit Agreement). The Eurodollar Loans bear interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the KeyBank Credit Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the KeyBank Credit Agreement). The Applicable Rate means for any Eurodollar Loan, 325 basis points, and for any ABR Loan, 225 basis points.

The KeyBank Facility is fully recourse and is secured by cross-collateralized first mortgage liens on the Mortgaged Properties (as defined in the KeyBank Credit Agreement). The KeyBank Facility contains a cross-default provision in which an event of default will occur under the KeyBank Facility if we default under any other recourse debt until we have a tangible net worth equal to or greater than $100 million and then to any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The KeyBank Facility may be prepaid or terminated at any time without penalty, provided, however, that the Lenders shall be indemnified for any breakage costs. Pursuant to that certain guaranty, dated January 20, 2015, in favor of the Lenders, we serve as a guarantor of all obligations due under the KeyBank Facility.

Under certain conditions, we may cause the release of one or more of the properties serving as collateral for the KeyBank Credit Facility, subject to no default or event of default is then outstanding or would reasonably occur as a result of such release, including compliance with the Loan to Value Ratio and the Debt-Service Coverage Ratio (each as defined in the KeyBank Credit Agreement), and we pay the applicable release Price (as defined in the KeyBank Credit Agreement).

Under the KeyBank Credit Agreement, we are required to enter into an interest rate hedging agreement prior to the first to occur of April 30, 2015 or the date on which the final loan advance is made under the KeyBank Facility.

As of April 9, 2015, we have drawn down a total of $61.2 million under the KeyBank Facility.

Issuance of Preferred Units of our Operating Partnership

As of April 9, 2015, the Preferred Investor had invested an aggregate of approximately $56.5 million in our Operating Partnership and received approximately 2,260,000 preferred units in our Operating Partnership.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangibles assets acquired in the 21 Property Portfolio based on their estimated fair values. The purchase price allocations are preliminary and subject to change.

(b)	Reflects the cash used to purchase the 21 Property Portfolio after the issuance of debt, and preferred interests in our Operating Partnership.

(c)	Other assets acquired in the acquisition include prepaid property insurance and prepaid property tax.

(d)	Reflects financing costs incurred in conjunction with debt issued to fund the acquisition of the 21 Property Portfolio.

(e)	The acquisition of the 21 Property Portfolio was funded with a combination of approximately $50 million from the issuance of approximately 2,000,000 preferred units in our Operating Partnership, and draws totaling approximately $61.2 million under the KeyBank Facility.

(f)	Changes relate to prepaid customer rent assumed, accrued transaction costs, and accrued property acquisition expenses of approximately $1.95 million.

Note 4. Statements of Operations – Pro Forma Adjustments

(g)	Represents the approximate self storage rental revenue that would have been received between October 1, 2014 and November 2, 2014 for the Raleigh/Myrtle Beach Portfolio (the Raleigh/Myrtle Beach Portfolio historical column includes the nine months ended September 30, 2014).

(h)	Represents adjusting the historical ancillary operating revenue for the 21 Property Portfolio to exclude revenue from truck rentals which were not included in the acquisition of the 21 Property Portfolio. This also represents the approximate ancillary operating revenue that would have been received between October 1, 2014 and November 2, 2014 for the Raleigh/Myrtle Beach Portfolio (the Raleigh/Myrtle Beach Portfolio historical column includes the nine months ended September 30, 2014).

(i)	Represents adjusting property operating expenses for the year ended December 31, 2014 to include the estimated increased cost of property taxes as compared to the 21 Property Portfolio and the Raleigh/Myrtle Beach Portfolio’s historical results. In addition, historical operating expenses from truck rentals were removed as they were not included in the acquisition of the 21 Property Portfolio. This also adjusts for property operating expenses between October 1, 2014 and November 2, 2014 for the Raleigh/Myrtle Beach Portfolio (the Raleigh/Myrtle Beach Portfolio historical column includes the nine months ended September 30, 2014).

(j)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee generally equal to the greater of 6% of gross revenues or $3,000. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined.

(k)	Reflects the depreciation and amortization expense resulting from the 21 Property Portfolio and the Raleigh/Myrtle Beach Portfolio acquisitions. Such depreciation and amortization expense for the 21 Property Portfolio was based on a preliminary purchase price allocation of approximately $36.5 million to land, approximately $6.2 million to site improvements, approximately $57.9 million to building, and approximately $11 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30 to 35 year life and the depreciation for the site improvements is recognized straight-lined over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(l)	Historical property acquisition expenses directly attributable to the 21 Property Portfolio totaled approximately $509,000 and the Raleigh/Myrtle Beach Portfolio totaled approximately $698,000 and have been excluded from the pro forma consolidated statement of operations because they are non-recurring costs directly attributable to the acquisitions. The remaining balance in property acquisition expenses – affiliates for the year ended December 31, 2014 represents costs associated with acquisitions that have not been completed. In addition, we incurred acquisition fees of approximately $1.95 million related to the acquisition of the 21 Property Portfolio which are excluded from the Unaudited Pro Forma Statement of Operations.

(m)	Adjustment reflects the estimated interest expense on the Key Bank Facility in connection with the 21 Property Portfolio and the loan assumed in connection with the acquisition of the Raleigh/Myrtle Beach Portfolio.

(n)	Adjustment reflects the estimated amortization of the deferred financing costs related to the Key Bank Facility in connection with the 21 Property Portfolio and the loan assumed in the acquisition of the Raleigh/Myrtle Beach Portfolio.

(o)	Adjustment reflects distributions payable on the preferred units issued in conjunction with the acquisitions of the 21 Property Portfolio and the Raleigh/Myrtle Beach Portfolio.

(p)	Noncontrolling interest is adjusted based on the additional pro forma earnings and the shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: April 10, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer